Exhibit 99.1

Chimera Investment Corporation Reports Core EPS for the 1st Quarter 2011 of $0.15 Per Share

NEW YORK--(BUSINESS WIRE)--May 4, 2011--Chimera Investment Corporation (NYSE: CIM) today reported Core Earnings for the quarter ended March 31, 2011 of $153.5 million or $0.15 per average share as compared to Core Earnings for the quarter ended March 31, 2010 of $127.9 million or $0.19 per average share and Core Earnings for the quarter ended December 31, 2010 of $136.2 million or $0.14 per average share. “Core Earnings” is a non-GAAP measure that approximates distributable income, and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, unrealized gains and losses, realized gains and losses on sales and other items that do not affect distributable net income, regardless of whether such items are included in other comprehensive income (loss) or in net income (loss). The Company reported GAAP net income of $163.4 million or $0.16 per average share for the quarter ended March 31, 2011, as compared to $125.6 million or $0.19 per average share for the quarter ended March 31, 2010, and $156.2 million or $0.16 per average share for the quarter ended December 31, 2010.

During the quarter ended March 31, 2011, the Company sold residential mortgage-backed securities (RMBS) with a carrying value of $649.8 million for realized gains of $2.7 million. During the quarter ended March 31, 2010, the Company sold RMBS with a carrying value of $89.6 million for realized gains of $342 thousand. During the quarter ended December 31, 2010, the Company sold RMBS with a carrying value of $590.3 million for realized gains of $7.7 million.

During the quarter ended March 31, 2011, the Company financed on a permanent non-recourse basis $306.6 million of AAA-rated fixed rate bonds for net proceeds of $311.0 million in re-securitization transactions which were accounted for as financings in the Company’s statement of financial condition. During the quarter ended March 31, 2010, the Company financed on a permanent non-recourse basis $497.4 million of AAA-rated fixed rate bonds for net proceeds of $498.7 million. During the quarter ended December 31, 2010, the Company financed on a permanent non-recourse basis $165.7 million of AAA-rated fixed rate bonds for net proceeds of $167.8 million. Assets, liabilities, interest income and interest expense associated with these transactions are identified throughout the consolidated financial statements as “non-retained” items.

The Company declared common stock dividends of $0.14, $0.17, and $0.17 per share for the quarters ended March 31, 2011, March 31, 2010, and December 31, 2010, respectively. The annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2011 based on the March 31, 2011 closing price of $3.96 was 14.14%. On a Core Earnings basis, the Company provided an annualized return on average equity of 17.00%, 23.15%, and 16.54% for the quarters ended March 31, 2011, March 31, 2010, and December 31, 2010, respectively. On a GAAP basis, the Company provided an annualized return on average equity of 18.09%, 22.73% and 18.98%, for the quarters ended March 31, 2011, March 31, 2010, and December 31, 2010, respectively.

Matthew J. Lambiase, Chief Executive Officer and President of the Company, commented on the quarter. “In the first quarter, we took advantage of attractive opportunities in the marketplace while enhancing returns on our existing portfolio. The Company continues to deliver a high return on equity while operating with low leverage and retaining the flexibility and liquidity for future opportunities.”

For the quarter ended March 31, 2011, the annualized yield on average interest earning assets, including the effect of principal write-downs, was 7.41% and the annualized cost of funds on the average borrowed funds balance was 2.70% for an interest rate spread of 4.71%. This is a 78 basis point decrease from the 5.49% annualized interest rate spread for the quarter ended March 31, 2010, and a 64 basis point increase from the 4.07% annualized interest rate spread for the quarter ended December 31, 2010. Leverage was 1.8:1, 1.6:1, and 1.1:1 at March 31, 2011, March 31, 2010, and December 31, 2010, respectively. Recourse leverage was 1.1:1, 0.7:1 and 0.5:1 at March 31, 2011, March 31, 2010, and December 31, 2010, respectively.

The following table summarizes portfolio information for the Company:

	March 31, 2011	March 31, 2010	December 31, 2010

Interest earning assets at period-end *	$10,170,231	$6,023,722	$8,016,227
Interest bearing liabilities at period-end	$6,228,141	$3,687,339	$4,054,112
Leverage at period-end	1.8:1	1.6:1	1.1:1
Leverage at period-end (recourse)	1.1:1	0.7:1	0.5:1
Portfolio Composition, at principal value
Non-Agency RMBS	71.7%	76.5%	83.4%
Senior	0.1%	15.7%	4.0%
Senior, interest only	33.2%	15.6%	35.7%
Subordinated	25.6%	25.8%	29.8%
Subordinated, interest only	1.6%	2.8%	1.8%
Senior, non-retained	11.2%	16.6%	12.1%
Agency RMBS	25.1%	15.4%	12.6%
Securitized loans	3.2%	8.1%	4.0%
Fixed-rate percentage of portfolio	79.8%	66.2%	51.7%
Adjustable-rate percentage of portfolio	20.2%	33.8%	48.3%
Annualized yield on average earning assets for the quarter ended**	7.41%	9.99%	8.17%
Annualized cost of funds on average borrowed funds for the quarter ended	2.70%	4.50%	4.10%

* Excludes cash and cash equivalents.
** Includes the effect of realized loss on principal write-downs.

The following table summarizes characteristics for each asset class:

	March 31, 2011
	Principal or Notional Value at Period-End	Weighted Average Amortized Cost Basis at Period-End	Weighted Average Fair Value at Period-End	Weighted Average Coupon at Period-End	Weighted Average Yield (Loss Adjusted) at Period-End	Annualized Yield Over Current Quarter*	Weighted Average 3 Month CPR at Period- End
Non-Agency Mortgage-Backed Securities
Senior	$9,612	$98.86	$94.20	1.22%	2.66%	2.21%	6%
Senior, interest only	$6,352,256	$6.44	$5.05	2.02%	12.91%	4.78%	17%
Subordinated	$4,917,240	$46.88	$45.44	4.12%	14.43%	24.27%	16%
Subordinated, interest only	$303,427	$9.93	$10.56	2.97%	26.06%	35.83%	14%
Senior, non-retained	$2,136,669	$98.09	$110.84	5.21%	4.88%	3.50%	16%
Agency Mortgage-Backed Securities	$4,800,913	$102.76	$102.74	4.71%	4.26%	4.48%	20%
Securitized loans
Senior	$273,178	$101.19	$101.19	5.46%	5.50%	4.92%	25%
Senior, interest only	$288,661	$0.01	$0.01	0.41%	100.00%	4586.67%	24%
Subordinated	$57,473	$100.66	$100.66	5.23%	-1.95%	4.05%	25%

* Includes the effect of realized loss on principal write-downs.

The Company’s portfolio is comprised of RMBS and securitized whole residential mortgage loans. During the quarter ended March 31, 2011, the Company recorded a loan loss provision of $1.4 million as compared to a provision of $606 thousand for the quarter ended March 31, 2010 and $577 thousand for the quarter ended December 31, 2010.

The Constant Prepayment Rate on the Company’s portfolio was 18%, 17%, and 17% as of March 31, 2011, March 31, 2010, and December 31, 2010, respectively. The net accretion of discounts was $64.4 million, $59.8 million and $59.6 million for the quarters ended March 31, 2011, March 31, 2010, and December 31, 2010, respectively. The total net discount remaining was $2.1 billion, $2.0 billion and $2.3 billion at March 31, 2011, March 31, 2010, and December 31, 2010, respectively.

General and administrative expenses, including the management fee and loan loss provision, as a percentage of average interest earning assets were 0.56%, 0.55%, and 0.62% for the quarters ended March 31, 2011, March 31, 2010, and December 31, 2010, respectively. At March 31, 2011, March 31, 2010, and December 31, 2010, the Company had a GAAP common stock book value per share of $3.45, $3.42, and $3.59, respectively. At March 31, 2011, March 31, 2010, and December 31, 2010, the Company had an estimated economic book value per share of $3.18, $3.41, and $3.23, respectively. Estimated economic book value considers the fair values of only the assets the Company owns or is able to dispose of, pledge, or otherwise monetize, and specifically excludes the non-retained non-Agency Mortgage-Backed Securities and the corresponding securitized debt, non-retained as presented in the Company's consolidated statements of financial condition. The Company's estimate of economic book value has important limitations. Should the Company sell the assets in its portfolio, it may realize materially different proceeds from the sale than estimated as of the reporting date.

The Company is a specialty finance company that invests in residential mortgage-backed securities, residential mortgage loans, commercial mortgage loans, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate net income from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (REIT), is externally managed by Fixed Income Discount Advisory Company.

The Company will hold the first quarter 2011 earnings conference call on Thursday, May 5, 2011, at 12:00 p.m. EDT. The number to call is 866-843-0890 for domestic calls and 412-317-9250 for international calls and the pass code is 5699836. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the pass code is 450685. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the email distribution list, please visit www.chimerareit.com, click on EMail Alerts, complete the email notification form and click the Submit button. For further information, please contact Investor Relations at 1-866-315-9930 or visit www.chimerareit.com.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	March 31, 2011 (unaudited)	December 31, 2010 (1)	September 30, 2010 (unaudited)	June 30, 2010 (unaudited)	March 31, 2010 (unaudited)
Assets:
Cash and cash equivalents	$16,295	$7,173	$11,949	$236,214	$44,200
Non-Agency Mortgage-Backed Securities, at fair value
Senior	329,782	987,685	1,065,145	817,736	1,429,530
Subordinated	2,266,560	2,210,858	1,866,911	1,465,905	947,963
Senior, non-retained	2,368,212	2,330,568	1,967,812	2,133,486	1,646,087
Agency Mortgage-Backed Securities, at fair value	4,879,382	2,133,584	1,884,193	1,761,732	1,558,795
Securitized loans held for investment, net of allowance for loan losses of $8.0 million, $6.6 million, $6.0 million, $5.6 million and $4.6 million, respectively	326,295	353,532	389,315	416,504	441,347
Receivable for investments sold	6,192	-	-	-	47,185
Accrued interest receivable	58,570	49,088	47,767	45,682	39,637
Other assets	1,270	1,212	360	923	1,451
Interest rate swaps, at fair value	5,876	-	-	-	-
Total assets	$10,258,434	$8,073,700	$7,233,452	$6,878,182	$6,156,195

Liabilities:
Repurchase agreements, Agency RMBS	$3,870,407	$1,600,078	$1,359,504	$1,133,036	$1,343,111
Repurchase agreements, non-Agency RMBS	-	208,719	208,719	204,769	195,709
Repurchase agreements with affiliates, non-Agency RMBS	-	-	-	-	147,417
Securitized debt	266,363	289,236	320,552	342,819	364,665
Securitized debt, non-retained	2,091,371	1,956,079	1,955,665	2,120,861	1,636,437
Payable for investments purchased	311,610	127,693	279,649	-	41,822
Accrued interest payable	12,543	11,641	11,164	12,145	9,691
Dividends payable	143,676	174,445	158,811	130,420	113,793
Accounts payable and other liabilities	1,234	393	810	679	489
Investment management fees payable to affiliate	12,807	12,422	11,411	9,357	8,114
Interest rate swaps, at fair value	6,033	9,988	24,820	11,237	-
Total liabilities	$6,716,044	$4,390,694	$4,331,105	$3,965,323	$3,861,248

Stockholders' Equity:
Common stock: par value $0.01 per share; 1,500,000,000 shares authorized, 1,027,107,362, 1,027,034,357, 883,169,403, 883,151,028, and 670,371,002 shares issued and outstanding, respectively	$10,262	$10,261	$8,822	$8,822	$6,694
Additional paid-in-capital	3,602,339	3,601,890	3,056,659	3,056,566	2,290,636
Accumulated other comprehensive income (loss)	113,899	274,651	22,444	673	144,978
Retained earnings (accumulated deficit)	(184,110)	(203,796)	(185,578)	(153,202)	(147,361)
Total stockholders' equity	$3,542,390	$3,683,006	$2,902,347	$2,912,859	$2,294,947
Total liabilities and stockholders' equity	$10,258,434	$8,073,700	$7,233,452	$6,878,182	$6,156,195

(1) Derived from the audited consolidated financial statements at December 31, 2010.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Net Interest Income:
Interest income	$206,574	$159,967	$140,405	$133,522	$128,984
Interest expense	10,849	12,076	10,527	7,198	7,374

Interest income, non-retained	21,159	33,780	58,090	49,829	50,861
Interest expense, non-retained	27,575	27,573	32,237	21,421	33,830
Net interest income (expense)	189,309	154,098	155,731	154,732	138,641
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(4,205)	(5,596)	(1,314)	(24,746)	(22,687)
Non-credit portion of loss recognized in other comprehensive income (loss)	1,580	3,233	436	17,853	20,143
Net other-than-temporary credit impairment losses	(2,625)	(2,363)	(878)	(6,893)	(2,544)
Other gains (losses):
Unrealized gains (losses) on interest rate swaps	9,831	14,831	(13,583)	(11,237)	-
Realized gains (losses) on sales of investments, net	2,744	7,711	2,032	-	342
Realized losses on principal write-downs of non-Agency RMBS	(19,520)	(3,593)	(2,517)	(326)	(949)
Total other gains (losses)	(6,945)	18,949	(14,068)	(11,563)	(607)
Net investment income (loss)	179,739	170,684	140,785	136,276	135,490
Other expenses:
Management fee	12,750	12,229	11,318	9,263	8,114
Provision for loan losses	1,442	577	482	1,024	606
General and administrative expenses	1,487	1,648	1,798	1,409	1,160
Total other expenses	15,679	14,454	13,598	11,696	9,880
Income (loss) before income taxes	164,060	156,230	127,187	124,580	125,610
Income taxes	698	3	752	1	-
Net income (loss)	$163,362	$156,227	$126,435	$124,579	$125,610

Net income (loss) per share-basic and diluted	$0.16	$0.16	$0.14	$0.16	$0.19
Weighted average number of shares outstanding-basic and diluted	1,027,063,055	967,544,377	883,147,726	765,475,340	670,371,022
Comprehensive income (loss):
Net income (loss)	$163,362	$156,227	$126,435	$124,579	$125,610
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	(180,153)	253,962	20,408	(151,524)	241,581
Reclassification adjustment for net losses included in net income (loss) for other-than-temporary credit impairment losses	2,625	2,363	878	6,893	2,544
Reclassification adjustment for realized losses (gains) included in net income (loss)	16,776	(4,118)	485	326	607
Other comprehensive income (loss)	(160,752)	252,207	21,771	(144,305)	244,732
Comprehensive income (loss)	$2,610	$408,434	$148,206	$(19,726)	$370,342

CONTACT:
Investor Relations
1-866-315-9930
www.chimerareit.com